UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2014

MJ HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	333-167824 (Commission File Number)	20-8235905 (IRS Employer Identification No.)

4141 NE 2 Ave. #204-A Miami, FL		33137
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code (305) 455-1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into A Material Definitive Agreement.

On September 25, 2014, MJ 5353 Joliet LLC, a wholly-owned subsidiary of MJ Holdings, Inc. (the "Registrant") and Big Toe Colorado LLC (the "Tenant") entered into a lease agreement for the property and warehouse building, owned by the Registrant located at 5353 Joliet in Denver Colorado (the “Lease”).

The Lease is for a term of 7 years and a total rent obligation of approximately $2,304,747.00. Insurance and real property taxes shall be paid by the Registrant and subsequently charged to the Tenant as additional rent, based on the actual expense incurred.

The Lease is contingent upon the Tenant, obtaining city and state licenses and permits for its intended operations at the premises, within the dates provided in the Lease. Should Tenant fail to procure and provide said licenses to Registrant, Tenant shall forfeit its security deposit of approximately $77,500.00 and either party may terminate the Lease in accordance with the terms of the Lease.

Upon the expiration of the term of 7 years, the Tenant has the option to renew the Lease for two separate five year terms, subject to rent reviews and adjustments, as set out in the Lease.

In connection with the Lease, the principal owner of Big Toe LLC agreed to guarantee the performance of the obligations of the Tenant thereunder.

The foregoing description of the Lease is not complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed as Exhibit 10.1 to this Report, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Lease Agreement dated September 25, 2014 entered into by MJ Holdings, Inc. and Big Toe LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ HOLDINGS, INC.
(Registrant)

By:	/s/Adam Laufer
Adam Laufer
co-Chief Executive Officer

Date: October 2, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease Agreement dated September 25, 2014 entered into by MJ Holdings, Inc. and Big Toe LLC.